Exhibit 99.2

Unaudited Financial Statements of NeXplore Technologies, Inc. for the period from July 1, 2006 to December 31, 2006 and for the period from January 17, 2006 (date of inception) to December 31,2006

UNAUDITED FINANCIAL STATEMENTS

NEXPLORE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

December 31, 2006

NEXPLORE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
INDEX

Page

Unaudited Financial Statements

Unaudited Balance Sheet at December 31, 2006	3

Unaudited Statements of Operations for Six Months Ended December 31, 2006 and the
Period from January 17, 2006 (Date of Inception) to December 31, 2006	4

Unaudited Statement of Changes in Stockholders' Equity for the Period
from January 17, 2006 (Date of Inception) to December 31, 2006	5

Unaudited Statements of Cash Flows for Six Months Ended December 31, 2006 and the
Period from January 17, 2006 (Date of Inception) to December 31, 2006	6

Unaudited Notes to Financial Statements	7

NEXPLORE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED FINANCIAL STATEMENTS
December 31, 2006

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$53,329
Prepaid expenses and other current assets	34,826

Total current assets	88,155

PROPERTY, EQUIPMENT AND SOFTWARE
Computers and equipment	89,365
Purchased software	11,070
Capitalized software development costs	424,942
Furniture and fixtures	61,414
586,791
Less accumulated depreciation	(16,689)

Property, equipment, and software, net	570,102

Intangible assets, net	61,873
Other assets	32,840

TOTAL ASSETS	$752,970

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Line of credit	$150,000
Accounts payable	153,061
Current portion of deferred rent	2,928

Total current liabilities	305,989

Deferred rent, less current portion	3,903

Total liabilities	309,892

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock; $0.00001 par value; 100,000,000 shares authorized;
50,678,000 shares issued and outstanding	506
Additional paid-in capital	4,899
Series A Preferred Stock; $1.00 par value; 1,000,000 shares authorized;
1,000,000 shares issued and outstanding	1,000,000
Series B Preferred Stock; $2.50 par value; 1,000,000 shares authorized;
333,001 shares issued and outstanding	832,503
Deficit accumulated during the development stage	(1,394,830)

Total stockholders' equity	443,078

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$752,970

The accompanying notes are an integral part of this financial statement

NEXPLORE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED STATEMENT OF OPERATIONS
Six Months Ended December 31, 2006 and the
Period from January 17, 2006 (Date of Inception) to December 31, 2006

		January 17,
		2006
	Six-months	(Date of
	Ended	inception) to
	December 31,	December 31,
	2006	2006

Revenue	$-	$-

Operating expenses
General and administrative	823,823	1,348,082
Research and development	30,040	39,744

Total operating expenses	853,863	1,387,826

Operating loss	(853,863)	(1,387,826)

Other income (expenses)
Interest income	347	611
Interest expense	(5,819)	(7,615)

Total other income (expenses)	(5,472)	(7,004)

Net loss	$(859,335)	$(1,394,830)

The accompanying notes are an integral part of this financial statement

NEXPLORE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
Six Months Ended December 31, 2006
								Additional
	Common Stock		Series A Preferred Stock		Series B Preferred Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

January 25, 2006 (Founders)
Issuance of Stock	50,500,000	$505	-	$-	-	$-	$-	$-	$505
February 2, 2006
Issuance of Stock	140,375	1	-	-	-	-	483,499	-	483,500
March 28, 2006
Issuance of Stock	3,500	-	-	-	-	-	14,000	-	14,000
Net Loss	-	-	-	-	-	-	-	(535,495)	(535,495)

Balance at June 30, 2006	50,643,875	506	-	-	-	-	497,499	(535,495)	(37,490)

August 21, 2006
Issuance of Common Stock for
Consulting services	100,000	1	-	-	-	-	4,899	-	4,900
August 31, 2006
Issuance of Series A Preferred Stock
in exchange for common stock	(124,375)	(1)	497,500	497,500	-	-	(497,499)	-	-
August 31, 2006
Issuance of Common Stock Dividend	58,500	-	-	-	-	-	-	-	-
August 31, 2006
Issuance of Stock	-	-	502,500	502,500	-	-	-	-	502,500
December 8, 2006
Issuance of Stock	-	-	-	-	256,001	640,003	-	-	640,003
December 11, 2006
Issuance of Stock	-	-	-	-	37,000	92,500	-	-	92,500
December 20, 2006
Issuance of Stock	-	-	-	-	40,000	100,000	-	-	100,000
Net Loss	-	-	-	-	-	-	-	(859,335)	(859,335)

Balance at December 31, 2006	50,678,000	$506	1,000,000	$1,000,000	333,001	$832,503	$4,899	$(1,394,830)	$443,078

NEXPLORE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED STATEMENT OF CASH FLOWS
Six Months Ended December 31, 2006 and the
Period from January 17, 2006 (Date of Inception) to December 31, 2006

		January 17,
		2006
	Six-months	(Date of
	Ended	Inception) to
	December 31,	December 31,
	2006	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(859,335)	$(1,394,830)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation and amortization	13,415	17,880
Issuance of common stock for payment
of consulting services	4,900	4,900
Changes in operating assets and liabilities
Prepaid expenses and other assets	(9,024)	(67,666)
Accounts payable	117,728	153,061
Accrued liabilities	(62,131)	-
Deferred rent	(1,464)	6,831

NET CASH USED IN OPERATING ACTIVITIES	(800,811)	(1,284,724)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, equipment and software	(62,162)	(161,849)
Capitalized software development costs	(300,907)	(424,942)
Investment in intangible assets	(52,818)	(63,064)

NET CASH USED IN INVESTING ACTIVITIES	(415,887)	(649,855)

CASH FLOWS FROM FINANCING ACTIVITIES
Net advances on line of credit	-	150,000
Proceeds from issuance of common stock	-	505
Proceeds from issuance of preferred stock	908,503	1,832,503

NET CASH PROVIDED BY FINANCING ACTIVITIES	913,403	1,987,908

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	(303,295)	53,329

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	356,624	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$53,329	$53,329

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$5,819	$7,615

SUPPLEMENTAL DISCLOSURE OF NON CASH ITEMS
Conversion of common stock to preferred stock	$497,499	$-

Conversion of preferred stock pending issuance to preferred stock	$426,500	$-

The accompanying notes are an integral part of this financial statement

NEXPLORE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED NOTES TO FINANCIAL STATEMENTS
Six Months Ended December 31, 2006

NOTE 1.     DESCRIPTION OF THE BUSINESS

NeXplore Technologies, Inc. (the "Company") was incorporated on January 17, 2006 in the state of Texas. The Company is a Web 2.0 Software Development company dedicated to creating a series of dynamic, user-focused Internet properties and applications. Current period operations involve primarily raising capital, domestic and international planning and development, developing software, as well as administrative and staffing responsibilities.

NOTE 2.     UNAUDITED FINANCIAL INFORMATION

The unaudited condensed financial statements have been prepared by NeXplore Technologies, Inc., pursuant to the rules and regulations of the Securities and Exchange Commission and reflect all adjustments consisting of normal recurring entries, which, in the opinion of the company, are necessary to present fairly the results for the interim periods. Results of operations for the periods presented are not necessarily indicative of the results to be expected for the year end June 30, 2007.

NOTE 3.     EQUITY

On August 29, 2006, the Secretary of State of the State of Texas certified the Restated Certificate of Formation for authorizing the Company to change its capital structure as follows: the total number of shares for all classes of stock which the corporation shall be authorized to issue is 104,000,000 shares, divided into the following: (i) 4,000,000 of preferred stock, no par value (various series to be determined at a later date), and (ii) 100,000,000 shares of common stock of the par value of $0 .00001 per share.

On August 31, 2006, the Secretary of State of the State of Texas certified a resolution adopted by the board of directors designating 1,000,000 shares as Series A convertible preferred stock ("Series A Shares"). The holders of the Series A Shares are entitled to receive dividends, when and as declared by the Board of Directors at an annual rate of 8%. Series A Shares are non-voting, and have a per share liquidation value equal to the consideration paid ($1.00) plus any accrued but unpaid dividends. The Series A Shares are convertible into common shares at a 30% premium, computed by dividing the liquidation value by $.77. For the six months ended December 31, 2006, 1,000,000 shares were issued as follows: (i) the Company entered into an exchange agreement with certain common stockholders, whereby the Company agreed to issue 497,500 Series A Shares in exchange for 124,375 outstanding common shares, and (ii) 502,500 shares were issued for $502,500 (a portion of this cash, $426,500, was received prior to June 30, 2006 and was reflected in prior financial statements as preferred stock pending issuance).

On December 8, 2006, the Secretary of State of the State of Texas certified a resolution adopted by the Board of Directors designating 1,000,000 shares as Series B convertible preferred stock ("Series B Shares"). The holders of the Series B Shares are entitled to receive dividends, when and as declared by the Board of Directors at an annual rate of 8%. Series B Shares are non-voting and have a per share liquidation value equal to the consideration paid ($2.50) plus any accrued but unpaid dividends. The Series B Shares are convertible into common shares at a 20% premium, computed by dividing the liquidation value by $2.08. For the six months ended December 31, 2006, 333,001 shares were issued for $832,503.

On August 21, 2006, 100,000 shares of common stock were issued to a consultant for services rendered to the Company. The Company recorded consulting expense in the amount of $4,900 related to this issuance.

On August 31, 2006, the Company issued 58,500 common shares to an existing stockholder. The Company recorded a stock dividend related to this issuance.

NOTE 4.     LINE OF CREDIT

The Company entered into a loan and security agreement with a bank on May 3, 2006. Under the loan and security agreement, the Company has a revolving line of credit which provides for maximum borrowings of $150,000 which is unsecured, due on demand (but if no demand is made, it is due on May 3, 2007) and bears interest at 1% above the Wall Street Journal prime rate. At December 31, 2006, $150,000 was outstanding under the line of credit. Interest on amounts outstanding is payable monthly. The interest rate on December 31, 2006 was 9.25%. The line of credit is personally guaranteed by a significant stockholder.

NOTE 5.     LEGAL PROCEEDINGS

The Company is subject to legal proceedings and claims that arise in the ordinary course of business. Management does not believe that the outcome of these matters will have a material adverse effect on the Company's financial position, operating results, or cash flows.

NOTE 6.     STOCK OPTIONS

On February 3, 2006, the Board of Directors issued a resolution regarding issuance of stock options to employees. The resolution authorized the Company's Chief Executive Officer to hire technical employees and to offer options to purchase the Company's common stock as a component of the employees' total compensation. The board also authorized the issuance of stock options to certain other employees, advisory board members, and consultants.

A summary of activity related to stock options for the period for the six months ending December 31, 2006 is as follows:
		Exercise	Weighted
	Number of Shares	Price	Average
	Underlying Options	Per Share	Exercise Price

Outstanding at June 30, 2006	548,000	$0.01	$0.01

Granted for six months ending December 31, 2006	1,388,224	0.01	0.01

Cancelled for six months ending December 31, 2006	324,000	0.01	0.01

Outstanding at December 31, 2006	1,612,224	0.01	0.01

Exercisable at December 31, 2006	-	-	-

The weighted average remaining contractual life of stock options outstanding at December 31, 2006 is approximately 4.7 years.

NOTE 6.     STOCK OPTIONS (Continued)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes Model with the following assumptions used for options granted:

  Risk free interest rate of 4.5%

  Expected dividend yield of zero

  Expected life of 5 years

  Expected volatility of 0%

The weighted average grant date fair value of options granted from inception (January 17, 2006) through December 31, 2006 is $.04. All such options are exercisable only after the Company is acquired or becomes publicly held. As a result, the Company recognized no stock-based compensation expense during the six months ended December 31, 2006.

NOTE 7.     RELATED PARTY TRANSACTIONS

During the six months ending December 31, 2006, the Company paid consulting fees in the amount of $4,350 to an entity affiliated with the Company through common ownership.

NOTE 8.     SUBSEQUENT EVENTS

The Company raised additional capital through issuance of investments for Preferred Stock between January 1, 2007 and March 13, 2007 totaling $754,775.

The Arkansas Securities Department has requested documentation for the Company concerning its fundraising activity in Arkansas.

The Company issued options to purchase an additional 1,053,348 shares of common stock to employees, consultants and advisory board members between January 1, 2007 and March 13, 2007 at an exercise price of $.01 per share. These options have five-year terms and are exercisable only after the Company is acquired or becomes publicly held.